Exhibit 99.1

  Investors Capital Holdings' Posts Gain in Revenue of 6.7% for Second Fiscal
                                    Quarter

    LYNNFIELD, Mass.--(BUSINESS WIRE)--Nov. 15, 2006--Investors Capital Holdings, Ltd. (AMEX: ICH) today announced results for the second fiscal quarter ended September 30, 2006. Total revenue was approximately $17.3 million, an increase of $1.08 million or 6.7% for the quarter ended September 30, 2006, compared with total revenue of approximately $16.2 million for the quarter ended September 30, 2005.

    Operating loss for the second fiscal quarter was $79,909, slightly improved from an operating loss of $81,015 from the comparative quarter last year. Net loss for the second fiscal quarter ended
September 30, 2006 was $169,835 or $0.03 per share, versus a net loss of $42,836 or $0.01 per share, from the comparative quarter ended
September 30, 2005.

    About Investors Capital Holdings

    Investors Capital Holdings (AMEX:ICH) of Lynnfield, MA is a diversified financial services company founded to meet consumer needs in today's financial markets. The company owns and operates Investors Capital Corporation, Investors Capital Advisory Services, Eastern Point Advisors and ICC Insurance Agency, Inc.

    For more information, please call (800) 949-1422 or visit www.investorscapital.com.

    Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause Investors Capital Holdings and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, regulatory changes (legislative or otherwise) affecting the financial services industry, competition, demand for Investors Capital Holdings and its subsidiaries' services, availability of funding, and other risks identified in Investors Capital Holdings' Securities and Exchange Commission filings.

    Investors Capital Corporation, Lynnfield, Massachusetts,
Distributor.



          INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
======================================================================
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  Periods Ended

                                            September 30,  March 31,
                                                 2006         2006
                                            ------------- ------------


Cash and Cash Equivalents                     $4,787,037   $7,718,682

Current and Other Assets                       8,774,783    6,834,647

Property and Equipment, net                    1,036,043      772,498

                                            ------------- ------------
Total Assets                                 $14,597,863  $15,325,827
                                            ============= ============


Current Liabilities                            4,261,863    4,739,744

Total Liabilities                              4,261,863    4,739,744

Total Stockholders' Equity                    10,336,000   10,586,083

                                            ------------- ------------
Total Liabilities and Stockholders' Equity   $14,597,863  $15,325,827
                                            ============= ============




          INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
======================================================================
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                 Quarters Ended

                                           September 30, September 30,
                                                2006          2005
                                           ------------- -------------
Revenues
Commission                                   15,289,439    14,359,465
Advisory Fees                                 1,444,068     1,299,799
Other Fee Income                                129,635        98,440
Interest, dividend and investment               188,245       178,230
Marketing revenue                               204,533       234,310
                                           ------------- -------------
Total Revenue                                17,255,919    16,170,244

Commission and advisory fees                 16,733,507    15,659,264
                                           ------------- -------------

Gross Profit                                  3,115,594     2,861,814


Operating Expenses:
Advertising                                     231,797     1,820,456
Communications                                  134,633       145,926
                                           ------------- -------------
Total Selling Expenses                          366,430     1,966,382

Compensation and Benefits                     1,710,572     1,383,911
Regulatory, Legal and Professional              730,702       875,714
Occupancy                                       231,503       169,891
Other Administrative Expenses                   156,296       185,331
                                           ------------- -------------
Total Administrative Expenses                 2,829,073     2,614,847


Total Operating Expenses                      3,195,503     2,942,829

Operating (Loss) income                         (79,909)      (81,015)

Other expense:                                    7,570        15,517

Net (Loss) income before taxes                  (87,479)      (96,532)

Benefit (Provision) for income taxes            (82,356)       53,695

Net (Loss) income                              (169,835)      (42,835)

Basic earnings per common share                  $(0.03)       $(0.01)

    CONTACT: Investors Capital Holdings, Ltd.
             Timothy Murphy, 781-593-8565 ext. 4726
             Chief Financial Officer
             tmurphy@investorscapital.com
             or
             Darren Horwitz, 781-593-8565 ext. 4761
             Manager, Corporate Communications
             dhorwitz@investorscapital.com